EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-122699 dated February 10, 2005, Form S-3 No. 333-52820 dated December 27, 2000, and Form S-3 No, 333-40674 dated June 30, 2000, Form S-8 No. 333-92607 dated December 10, 1999) of Online Resources Corporation and in the related Prospectuses of our reports dated March 8, 2005, except for Note 2, as to which the date is August 15, 2005, with respect to the consolidated financial statements of the Company; our report dated March 8, 2005, with respect to the consolidated financial statement schedule of the Company; and our report dated March 8 2005, except for the effects of the material weakness described in the sixth paragraph of such report, as to which the date is August 15, 2005, with respect to management of the Company’s revised assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of the Company, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2004.
Mclean, Virginia
August 15, 2005